Exhibit 99.1

Wireless Telecom Group INC.

25 Eastmans Road, Parsippany, NJ 07054

Tel. (973) 386-9696 Fax (973) 402-4042

WIRELESS TELECOM GROUP ANNOUNCES

SECOND QUARTER 2021 FINANCIAL RESULTS

NEWS RELEASE

Highlights for the quarter ended June 30, 2021:

●	Net revenues of $12.0 million, an increase of 8.2% from the same period last year, and up 6.2% from the 2021 first quarter
●	Gross profit of $6.1 million, gross profit margin of 51.0%, representing the fifth straight quarter of consolidated gross profit margin greater than 50%
●	Operating income of $165,000, compared to an operating loss of $59,000 in the same period last year
●	Net income of $1.5 million which includes gain on extinguishment of PPP loan of $2.0 million, compared to a net loss of $668,000 in the same period last year
●	Non-GAAP adjusted EBITDA of $864,000, compared to a non-GAAP adjusted EBITDA of $794,000 in the same period last year
●	New customer orders of $14.5 million, a book-to-bill ratio of 1.21
●	Backlog of $12.5 million, an increase of $6.3 million compared to June 30, 2020, the highest backlog in over 4 years

August 11, 2021

Parsippany, New Jersey – Wireless Telecom Group, Inc. (NYSE American: WTT) (the “Company”) today announced results for the three months ended June 30, 2021.

Tim Whelan, CEO of Wireless Telecom Group, Inc. stated, “Strong second quarter operating and financial performance is encouraging, which reflects the benefits of our long-term strategic plan and improving end-market demand. We ended the second quarter with record quarterly new bookings, as we experience strong orders across all our product groups. This was our fifth straight positive book-to-bill outcome and helped drive an increase in our second quarter backlog to $12.5 million, which is the highest quarterly backlog in the last several years.”

Mr. Whelan continued, “During the quarter, we continued our streak of new 5G software customers, with two new customers for our Radio, Baseband and Software solutions. In fact, over the past 5 quarters, we have added 10 new customers demonstrating increasing demand for our leading LTE/5G software and service solutions. We also realized our highest quarter of bookings in Test & Measurement with strength across all our brands. Within RF components, we realized a second quarter of higher sequential bookings and a return to over $5.0 million of quarterly bookings for our Microlab products, driven, in part, by larger project order flow. In addition, we are pleased with the forgiveness of our PPP loan, and we feel more confident about the health of the business and our ability to achieve our strategic goals of double-digit organic sales growth, gross margins above 50% and improving operating margins in 2021.”

Second Quarter 2021 Operating Results:

●	Net revenues of $12.0 million, an increase of $915,000, or 8.2% over the prior year period primarily due to increased sales of our digital signal processing cards at our Radio, Baseband and Software (“RBS”) product group, and higher Test & Measurement (“T&M”) revenues, partially offset by lower revenue at our RF Components (“RFC”) product group.
●	Gross profit of $6.1 million, an increase of $466,000, or 8.2% over the prior year period due to higher revenues at T&M and RBS, partially offset by lower revenues at RFC. Gross profit margin was stable with the prior year at 51.0%.
●	Backlog of $12.5 million, an increase of $2.5 million, or 25%, compared to March 31, 2021, and an increase of $6.3 million, or 100% year-over-year.
●	As a percent of revenue, total operating expenses were 49.6%, compared to 51.6% for the same period last year. Operating expenses of $6.0 million, an increase of $242,000, or 4.2% from the prior year period primarily due to an increase in headcount related expenses.
●	GAAP net income of $1.5 million compared to a net loss of $668,000 in the prior year period due primarily to the recognition of a gain on extinguishment of debt related to the forgiveness of the PPP loan in the current year as well as improved operating income.
●	Non-GAAP adjusted EBITDA of $864,000 compared to $794,000 in the prior year due primarily to higher revenues and gross profit. Non-GAAP adjusted EBITDA is a metric the Company uses to measure our core operations. A reconciliation of non-GAAP adjusted EBITDA to GAAP net income is provided later in this press release.

Cash Flow and Balance Sheet:

●	Cash provided by operations of $394,000 compared to cash used by operations of $616,000 in the prior year period, due primarily to an increase in operating income as compared to the prior year.
●	Net debt of $3.6 million as of June 30, 2021 compared to $5.4 million as of December 31, 2020.
●	No outstanding borrowings under the asset-based revolver and availability of $7.6 million after giving effect to borrowing base calculations as of June 30, 2021.

Conference Call

Wireless Telecom Group Inc. will host a conference call on August 11, 2021, at 8:30 a.m. EDT in which management will discuss second quarter 2021 results and related matters. To participate in the conference call, dial 800-346-7359 or 973-528-0008. The conference identification number is 248319. The call will also be webcast over the internet at the following URL:

https://www.webcaster4.com/Webcast/Page/1690/42411

A replay will be made available on the Wireless Telecom website following the conference call.

Contacts:

Mike Kandell 973-386-9696

SM Berger and Company 216-464-6400

Use of Non-GAAP Financial Measures and Key Performance Indicators

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Management believes, however, that certain non-GAAP financial measures used in managing the Company’s business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. The foregoing measures do not serve as a substitute and should not be construed as a substitute for GAAP performance but provide supplemental information concerning our performance that our investors and we find useful.

The Company defines EBITDA as its net earnings before interest, taxes, depreciation, and amortization. “Adjusted EBITDA” is EBITDA excluding our stock compensation expense, restructuring charges, acquisition expenses, integration expenses, unrealized and realized foreign exchange gains and losses, purchase accounting adjustments, non-recurring legal fees associated with the Harris arbitration, goodwill impairment charges, loss on change in fair value of contingent consideration and other non-recurring costs. A reconciliation of net income/(loss) to non-GAAP adjusted EBITDA is included as an attachment to this press release.

The Company defines adjusted EBITDA margin as adjusted EBITDA divided by revenue. The Company does not provide a forward-looking reconciliation of expected adjusted EBITDA margin because the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.

Book-to-bill ratio is the ratio of orders received to units shipped and billed for a specified period. The Company excludes billable freight from the calculation of units shipped in determining the book-to-bill ratio.

GAAP operating expenses (“GAAP opex”) includes research and development expenses, sales and marketing expenses, general and administrative expenses, non-cash goodwill impairment charges and loss on change in fair value of contingent consideration. The Company defines non-GAAP operating expenses (“Non-GAAP opex”) as GAAP opex excluding stock compensation expense, restructuring charges, acquisition expenses, integration expenses, depreciation and amortization expense, non-recurring legal fees associated with the Harris arbitration, non-cash goodwill impairment charges, loss on change in fair value of contingent consideration and other non-recurring costs and expenses.

The Company views adjusted EBITDA, adjusted EBITDA margin and non-GAAP opex as important indicators of performance, consistent with the manner in which management measures and forecasts the Company’s performance. We believe adjusted EBITDA is an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash and non-recurring items, including items which do not directly correlate to our business operations.

The Company believes that adjusted EBITDA and non GAAP opex metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management’s entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

The Company believes the book-to-bill ratio is a key performance indicator used in measuring supply and demand in the industries in which we operate as well as measuring how quickly the Company fulfills the demand for its products.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate, guidance, or similar words. Forward-looking statements include, among others, our ability to achieve our strategic goals of double-digit organic sales growth, gross margins above 50% and improving operating margins in 2021. Investors are cautioned that such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results, including but not limited to, the impact that the evolving COVID-19 pandemic may have on our business, our supply chain, freight costs and the economy in the future, our dependency on capital spending on data and communication networks by our customers and end users, our dependency on the deployment of 4G LTE and 5G NR private networks and related services to grow our business, the impact of the loss of any significant customers, the ability of our management to successfully implement our business plan and strategy, our ability to raise additional capital to fund our operations given our degree of leverage, product demand and development of competitive technologies in our market sector, the impact of competitive products and pricing, our abilities to protect our intellectual property rights, our ability to manage risks related to our information technology and cyber security, among others. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties are disclosed in our Annual Report on Form 10-K for the year ended December 31, 2020. The Company’s forward-looking statements speak only as of the date of this release. The Company undertakes no obligation to publicly update or review any forward-looking statements whether as a result of new information, future developments or otherwise, as except as required by law.

About Wireless Telecom Group, Inc.

Wireless Telecom Group, Inc., comprised of Boonton, CommAgility, Holzworth, Microlab and Noisecom, is a global designer and manufacturer of advanced RF and microwave components, modules, systems, and instruments. Serving the wireless, telecommunication, satellite, military, aerospace, semiconductor and medical industries, Wireless Telecom Group products enable innovation across a wide range of traditional and emerging wireless technologies. With a unique set of high-performance products including peak power meters, signal generators, phase noise analyzers, signal processing modules, LTE PHY/stack software, power splitters and combiners, GPS repeaters, public safety components, noise sources, and programmable noise generators, Wireless Telecom Group enables the development, testing, and deployment of wireless technologies around the globe. Wireless Telecom Group is headquartered in Parsippany, New Jersey, in the New York City metropolitan area, and maintains a global network of Sales and Service offices for excellent product service and support. Wireless Telecom Group’s website address is http://www.wirelesstelecomgroup.com.

Wireless Telecom GroupINC.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

 (UNAUDITED)

(In thousands, except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30		June 30
	2021	2020	2021	2020
Net revenues	$12,023	$11,108	$23,344	$20,536

Cost of revenues	5,889	5,440	11,265	10,441

Gross profit	6,134	5,668	12,079	10,095
Operating expenses
Research and development	1,464	1,675	2,846	3,254
Sales and marketing	1,699	1,661	3,412	3,379
General and administrative	2,806	2,391	5,668	4,878
Total operating expenses	5,969	5,727	11,926	11,511

Operating income/(loss)	165	(59)	153	(1,416)

Extinguishment of PPP loan	2,045	-	2,045	-
Other income/(expense)	(15)	56	8	295
Interest expense	(285)	(246)	(582)	(471)

Income/(Loss) before taxes	1,910	(249)	1,624	(1,592)

Tax provision/(benefit)	373	419	321	225

Net income/(loss)	$1,537	$(668)	$1,303	$(1,817)

Other comprehensive income/(loss):
Foreign currency translation adjustments	12	(35)	87	(971)
Comprehensive income/(loss)	$1,549	$(703)	$1,390	$(2,788)

Income/(Loss) per share:
Basic	$0.07	$(0.03)	$0.06	$(0.08)
Diluted	$0.06	$(0.03)	$0.05	$(0.08)

Weighted average shares outstanding:
Basic	21,763	21,707	21,728	21,626
Diluted	24,343	21,707	24,063	21,626

CONSOLIDATED BALANCE SHEET

(In thousands, except number of shares and par value)

	(Unaudited)
	June 30 2021	December 31 2020
CURRENT ASSETS
Cash & cash equivalents	$4,213	$4,910
Accounts receivable - net of reserves of $214 and $143, respectively	6,532	5,520
Inventories - net of reserves of $1,216 and $1,129 respectively	9,365	8,796
Prepaid expenses and other current assets	2,152	2,172
TOTAL CURRENT ASSETS	22,262	21,398

PROPERTY PLANT AND EQUIPMENT - NET	1,731	1,824

OTHER ASSETS
Goodwill	11,564	11,512
Acquired intangible assets, net	4,602	5,242
Deferred income taxes	5,455	5,701
Right of use assets	1,417	1,680
Other assets	509	561
TOTAL OTHER ASSETS	23,547	24,696

TOTAL ASSETS	$47,540	$47,918

CURRENT LIABILITIES
Short term debt	$84	$512
Accounts payable	2,094	1,546
Short term leases	559	534
Accrued expenses and other current liabilities	6,705	7,997
Deferred revenue	598	924
TOTAL CURRENT LIABILITIES	10,040	11,513

LONG TERM LIABILITIES
Long term debt	6,925	8,895
Long term leases	914	1,200
Other long-term liabilities	1,778	82
Deferred tax liability	455	377
TOTAL LONG-TERM LIABILITIES	10,072	10,554

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, $.01 par value, 2,000,000 shares authorized, none issued	-	-
Common stock, $.01 par value, 75,000,000 shares authorized 35,112,421 and 34,888,904 shares issued, 21,883,235 and 21,669,361 shares outstanding	351	349
Additional paid in capital	50,364	50,163
Retained earnings	358	(946)
Treasury stock at cost, 13,229,186 and 13,219,543 shares	(24,573)	(24,556)
Accumulated other comprehensive income	928	841
TOTAL SHAREHOLDERS’ EQUITY	27,428	25,851

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$47,540	$47,918

CONSOLIDATED STATEMENT OF CASH FLOWS

 (UNAUDITED)

(In thousands)

	For the Six Months
	Ended June 30
	2021	2020
CASH FLOWS PROVIDED/(USED) BY OPERATING ACTIVITIES
Net Income/(Loss)	$1,303	$(1,817)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	1,065	1,049
Extinguishment of PPP loan	(2,045)	-
Amortization of debt issuance fees	150	137
Share-based compensation expense	203	210
Deferred rent	(15)	(14)
Deferred income taxes	320	695
Provision for doubtful accounts	71	2
Inventory reserves	85	90
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(1,079)	(1,351)
Inventories	(645)	(260)
Prepaid expenses and other assets	319	(110)
Accounts payable	585	16
Accrued expenses and other liabilities	77	737
Net cash provided/(used) by operating activities	394	(616)

CASH FLOWS PROVIDED/(USED) BY INVESTING ACTIVITIES
Capital expenditures	(313)	(100)
Acquisition of business, net of cash acquired	(200)	(7,189)
Net cash provided/(used) by investing activities	(513)	(7,289)

CASH FLOWS PROVIDED/(USED) BY FINANCING ACTIVITIES
Revolver borrowings	-	16,856
Revolver repayments	-	(18,840)
Term loan borrowings	-	8,400
Term loan repayments	(470)	(384)
Debt issuance fees	-	(1,261)
PPP loan		2,045
Payment of contingent consideration	(105)	-
Shares withheld for employee taxes	(17)	(26)
Net cash provided/(used) by financing activities	(592)	6,790

Effect of Exchange Rate Changes on Cash and Cash Equivalents	14	(236)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(697)	(1,351)

Cash and Cash Equivalents, at Beginning of Period	4,910	4,245

CASH AND CASH EQUIVALENTS, AT END OF PERIOD	$4,213	$2,894

SUPPLEMENTAL INFORMATION:
Cash paid during the period for interest	$204	$347
Cash paid during the period for income taxes	$110	$40

NET REVENUE AND GROSS PROFIT BY PRODUCT GROUP

(In thousands, unaudited)

	Three months ended June 30,
	Revenue		% of Revenue		Change
	2021	2020	2021	2020	Amount	Pct.
RF components	$4,235	$5,861	35.2%	52.7%	$(1,626)	-27.7%
Test and measurement	5,521	4,472	45.9%	40.3%	1,049	23.5%
Radio, baseband, software	2,267	775	18.9%	7.0%	1,492	192.5%
Total net revenues	$12,023	$11,108	100.0%	100.0%	$915	8.2%

	Three months ended June 30,
	Gross Profit		Gross Profit %		Change
	2021	2020	2021	2020	Amount	Pct.
RF components	$1,757	$2,707	41.5%	46.2%	$(950)	-35.1%
Test and measurement	3,269	2,365	59.2%	52.9%	904	38.2%
Radio, baseband, software	1,108	596	48.9%	76.9%	512	85.9%
Total gross profit	$6,134	$5,668	51.0%	51.0%	$466	8.2%

	Six months ended June 30,
	Revenue		% of Revenue		Change
	2021	2020	2021	2020	Amount	Pct.
RF components	$7,372	$10,137	31.6%	49.4%	$(2,765)	-27.3%
Test and measurement	10,848	8,216	46.5%	40.0%	2,632	32.0%
Radio, baseband, software	5,124	2,183	21.9%	10.6%	2,941	134.7%
Total net revenues	$23,344	$20,536	100.0%	100.0%	$2,808	13.7%

	Six months ended June 30,
	Gross Profit		Gross Profit %		Change
	2021	2020	2021	2020	Amount	Pct.
RF components	$2,848	$4,649	38.6%	45.9%	$(1,801)	-38.7%
Test and measurement	6,323	4,269	58.3%	52.0%	2,054	48.1%
Radio, baseband, software	2,908	1,177	56.8%	53.9%	1,731	147.1%
Total gross profit	$12,079	$10,095	51.7%	49.2%	$1,984	19.7%

RECONCILIATION OF NET INCOME TO NON-GAAP EBITDA AND NON-GAAP ADJUSTED EBITDA

(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2021	2020	2021	2020
GAAP Net Income/(Loss), as reported	$1,537	$(668)	$1,303	$(1,817)
Tax Provision/(Benefit)	373	418	321	225
Depreciation and Amortization Expense	534	525	1,065	1,049
Interest Expense	285	246	582	471
Non-GAAP EBITDA	2,729	521	3,271	(72)
Stock Compensation	89	128	203	210
Merger and Acquisition/Integration	72	37	72	228
Restructuring Costs	-	-	36	73
Inventory Impairment Recovery	-	(12)	-	(13)
US GAAP Purchase Accounting	-	114	-	290
FX (Gain)/Loss	19	4	(6)	(235)
PPP Loan Forgiveness	(2,045)	-	(2,045)	-
Non-Recurring Arbitration Legal Costs	-	2	4	3
Non-GAAP Adjusted EBITDA	$864	$794	$1,535	$484

RECONCILIATION OF OPEX TO NON-GAAP OPEX

(In thousands, unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2021	2020	2021	2020
GAAP Opex	$5,969	$5,727	$11,926	$11,511
Stock Compensation	(89)	(128)	(203)	(210)
Merger and Acquisition/Integration	(72)	(37)	(72)	(228)
Restructuring Costs	-	-	(36)	(73)
US GAAP Purchase Accounting	-	-	-	(100)
Depreciation & Amortization (ex. COGS)	(452)	(432)	(899)	(877)
Non-Recurring Arbitration Legal Costs	-	(2)	(4)	(3)
Non-GAAP Opex	$5,356	$5,128	$10,712	$10,020